UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 26, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2009, Skinny Nutritional Corp. (the “Company”) entered into an agreement with Mr. Pasqual W. Croce, Jr. and Liquid Mojo, LLC (together, “Croce”), pursuant to which the parties agreed, subject to the conditions of this new agreement, to cancel the ongoing royalty obligation payable to Croce by the Company under the agreement entered into between the Company and Croce in February 2008. In consideration of the agreement by Croce to waive future royalties, the Company agreed to issue to Croce warrants to purchase an aggregate of 2,500,000 shares of Common Stock, exercisable for a period of five years at a price of $0.05 per share. The exercisability of the warrants is subject to the approval by the Company’s shareholders of an amendment to the Company’s Articles of Incorporation increasing the Company’s number of authorized shares of Common Stock. The release of the Company’s royalty obligation is conditioned on the warrants being exercisable. The Company issued a press release announcing this transaction on May 28, 2009, a copy of which is annexed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be disclosed in this Item 3.02 concerning the grant of common stock purchase warrants to Croce is incorporated herein by reference from Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith

Exhibit No.	Description of Document

99.1	Press Release dated May 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Ronald Wilson
Name: Ronald Wilson
Title: Chief Executive Officer
Date: May 28, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 28, 2009.